UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2018 (July 31, 2018)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On July 31, 2018, NBL SPV I, LLC (the “Borrower”), a wholly-owned subsidiary of Newtek Business Lending, LLC (“NBL”), a wholly owned portfolio company of Newtek Business Services Corp. (the “Company”), entered into a Revolving Credit and Security Agreement (the “Credit Agreement”), among the Borrower, Small Business Lending, LLC (as servicer), U.S. Bank National Association (as backup servicer), the Lenders from time to time party to the Credit Agreement, and Capital One, National Association (“Capital One”), as administrative agent for itself and for the Lenders and the other Secured Parties (as such terms are defined in the Credit Agreement). Pursuant to the terms of the Credit Agreement, the Lenders established a line of credit in favor of the Borrower in the maximum original principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000), as such amounts may be increased from time-to-time up to a maximum of One Hundred Fifty Million and No/100 Dollars ($150,000,000) pursuant to and under the Credit Agreement.
Additionally, on that same date, the Company entered into a Guaranty of Payment and Performance (the “Guaranty”) in favor of (i) Capital One, in its capacity as administrative agent and (ii) the Lenders. Pursuant to the terms of the Guaranty, the Company has unconditionally guaranteed the prompt and unconditional payment of all of the Borrower’s obligations under the Credit Agreement, including all advances under the Credit Agreement.
The foregoing summaries of the Credit Agreement and Guaranty do not purport to be complete and are subject to, and qualified in their entirety by, the complete text of the Credit Agreement and Guaranty, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Item 9.01.      Financial Statements and Exhibits.

None.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: August 2, 2018	By:	/S/ BARRY SLOANE
Barry Sloane
Chairman of the Board and Chief Executive Officer